UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): June 8, 2016

INCONTACT, INC.

(Exact name of registrant as specified in its charter)

1-33762

(Commission

File No.)

Delaware	87-0528557
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

75 West Towne Ridge Parkway, Tower 1, Sandy, UT 84070

(Address of principal executive offices)

(801) 320-3200

(Registrant’s telephone number)

Not Applicable

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

At the Annual Meeting of Stockholders held on June 8, 2016, the stockholders voted on the following three proposals:

1.	Election of Theodore Stern, Paul Jarman, Steve Barnett, Mark J. Emkjer, Blake O. Fisher, Jr., Paul F. Koeppe, and Hamid Akhavan as directors of inContact to serve until their successors are duly elected and qualified;

2.	Approve an amendment to inContact’s 2008 Equity Incentive Plan to increase the number of common shares available for awards under the Plan by 2,500,000 to a total of 12,272,500 shares; and

3.	Ratify the Audit Committee’s appointment of Deloitte & Touche LLP as inContact’s independent registered public accounting firm for the year ending December 31, 2016.

The final votes cast on the three proposals are as follows:

Proposal No. 1 Election of Directors

	Votes For	Votes Withheld	Broker Non-Votes
Theodore Stern	43,366,115	5,275,474	5,257,964
Paul Jarman	46,350,623	2,290,966	5,257,964
Steve Barnett	42,976,447	5,665,142	5,257,964
Mark J. Emkjer	46,442,205	2,199,384	5,257,964
Blake O. Fisher, Jr.	46,244,433	2,397,156	5,257,964
Paul F. Koeppe	46,244,430	2,397,159	5,257,964
Hamid Akhavan	46,522,316	2,119,273	5,257,964

Proposal No. 2 Amend the 2008 Equity Incentive Plan

Votes For	Votes Against	Abstain	Broker Non-Votes
32,007,200	16,629,867	4,522	5,257,964

Proposal No. 3 Ratification of Appointment of Independent Accounting Firm

Votes For	Votes Against	Abstain	Broker Non-Votes
51,521,631	2,376,692	1,230	—

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

inContact, Inc.

Date: June 9, 2016	By:	/s/ Gregory S. Ayers
Gregory S. Ayers, Chief Financial Officer

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